As filed with the United States Securities and Exchange Commission on January 13, 2021 under the Securities Act of 1933, as amended.

No. 333-251566

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Silver Crest Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1559547
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Suite 3501, 35/F, Jardine House

1 Connaught Place, Central

Hong Kong

+852 2165-9000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies:

Christian O. Nagler Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800	Steve Lin, Esq. Benjamin W. James, Esq. Kirkland & Ellis International LLP c/o 26th Floor, Gloucester Tower, The Landmark 15 Queen’s Road Central Hong Kong +852 3761-3300	Douglas S. Ellenoff Stuart Neuhauser Richard Baumann Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒ 333-251655

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered(1)	Proposed Maximum Offering Price per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	5,750,000 units	$10.00	$57,500,000	$6,273.25
Class A ordinary shares included as part of the units(3)	5,750,000 shares	—	—	—	(4)
Redeemable warrants included as part of the units(3)	2,875,000 warrants	—	—	—	(4)
Total			$57,500,000	$6,273.25

(1)

Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-251655).

(2)	Estimated solely for the purpose of calculating the registration fee.
(3)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)

The Registrant previously registered securities having a proposed maximum aggregate offering price of $287,500,000 on its Registration Statement on Form S-1, as amended (File No. 333-251655), which was declared effective by the Securities and Exchange Commission on January 13, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $57,500,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ option to purchase additional units.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 5,750,000 additional units of Silver Crest Acquisition Corporation, a Cayman Islands exempted company (the “Registrant”), each consisting of one Class A ordinary share and one-half of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-251655) (the “Prior Registration Statement”), initially filed by the Registrant on December 23, 2020 and declared effective by the Securities and Exchange Commission (the “Commission”) on January 13, 2021. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of January 14, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than January 14, 2021.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (SEC File No. 333-251655) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of Kirkland & Ellis LLP.

5.2	Opinion of Appleby, Cayman Islands Counsel to the Registrant.

23.1	Consent of WithumSmith+Brown, PC.

23.2	Consent of Kirkland & Ellis LLP (included on Exhibit 5.1).

23.3	Consent of Appleby (included on Exhibit 5.2).

24	Power of Attorney (included on signature page to the Registrant’s Prior Registration Statement (File No. 333-251655) filed on December 23, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hong Kong S.A.R., Country of People’s Republic of China, on January 13, 2021.

SILVER CREST ACQUISITION CORPORATION

By:	/s/ Liang (Leon) Meng
	Name:	Liang (Leon) Meng
	Title:	Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated below on January 13, 2021.

Name	Position

/s/ Liang (Leon) Meng	Chairman and Director
Liang (Leon) Meng

/s/ Christopher Lawrence	Vice Chairman and Director
Christopher Lawrence

Chief Executive Officer and Director(Principal Executive Officer and Principal Financial and Accounting Officer)
*
Derek Cheung

/s/ Andy Bryant	Director
Andy Bryant

/s/ Steeve Hagege	Director
Steeve Hagege

/s/ Wei Long	Director
Wei Long

/s/ Mei Tong	Director
Mei Tong

*By:	/s/ Liang (Leon) Meng
	Name:	Liang (Leon) Meng
Attorney-in-fact

Signature of authorized representative in the United States

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Silver Crest Acquisition Corporation, has signed this registration statement or amendment thereto in New York on January 13, 2021.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ COLLEEN A. DE VRIES
	Name:	Colleen A. De Vries
	Title:	Sr. Vice President